EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert **$255,350.45** principal amount of the Note (defined below) together with **$629.63** interest, **$0.00** default interest, **$0.00** default amounts, and **$0.00** for fees totaling **$255,980.08** into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of **Ethema Health Corporation**, a Colorado company (the "Borrower"), according to the conditions of the convertible note of the Borrower dated as of **July 8, 2019** (the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[X] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system ("DWAC Transfer").

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: Labrys Fund, LP

Address: 48 Parker Road, Wellesley, MA 02482

Date of Conversion:	November 25, 2020 (11-25-2020)
Applicable Conversion Price:	$0.0028
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Notes:	91,421,457
Amount of Principal Balance Due remaining under the Note after this conversion:	$0.00
Accrued and unpaid interest remaining:	$0.00

LABRYS FUND, LP

____
Name: Thomas Silverman
Title: Managing Member
Date: November 25, 2020